EXHIBIT 4.2
                                DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AMOUNT                                             $50,000
DEBENTURE  NUMBER                                  October-2003-101
ISSUANCE  DATE                                     October  1,  2003
MATURITY  DATE                                     October  1,  2008


     FOR VALUE RECEIVED, Xtreme Companies, Inc. a Nevada corporation (the "Company"), hereby promises to pay EFUND SMALL-CAP FUND, L.P. (the "Purchaser") on October1, 2003, (the "Maturity Date"), the principal amount of Fifty Thousand Dollars ($50,000) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article  1          Interest

     The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the time of each conversion until the principal amount hereof is paid in full or has been converted. The Debentures shall pay six percent (6%) cumulative interest, in cash or in Shares of common stock, par value $.001 per Share, of the Company ("Common Stock"), at the Purchaser's option, at the time of each conversion. The closing shall be deemed to have occurred on the date the funds (less escrow fees, attorney fees and those amounts payable pursuant to the terms sheet) are received by the Company (the "Closing Date"). If the interest is to be paid in cash, the Company shall notify Purchaser on the date of conversion, and make such payment on the next business day following the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within three (3) business days of the date of conversion. The Debentures are subject to automatic conversion at the end of four (4) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in
Section  3.2.

Article  2          Method  of  Payment

     This Debenture must be surrendered to the Company in order for the Purchaser to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in Common Stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Purchaser of this Debenture and mail it to the Purchaser's address as shown on the Register (as defined in Section 8.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article  3          Conversion

Section  3.1     Conversion  Privilege

(a) The Purchaser of this Debenture shall have the right to convert it into Shares of Common Stock at any time following the Closing Date and which is before the close of business on the Maturity Date, except as set forth in
Section 3.1(c) below. The number of Shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 4.2 and rounding the result to the nearest whole Share.

(b) This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

(c) In the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of such Debenture will automatically be converted into Shares of Common Stock on such date in the manner set forth in Section 3.2.

Section  3.2     Conversion  Procedure.

(a) Conversion Procedures. The face amount of this Debenture may be converted, in whole or in part, any time following the Closing Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debenture(s) to be converted are received by the Company within three (3) business days thereafter. At such time that the original Debenture has been submitted to the Company, the Purchaser can elect to whether a reissuance of the debenture is warranted, or whether the Company can retain the Debenture as to a continual conversion by Purchaser. Notwithstanding the above, any Notice of Conversion received by 4:00 P.M. EST, shall be deemed to have been received the previous business day. Receipt being via a confirmation of time of facsimile of the Purchaser.

(b) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of
Purchaser's signed Notice of Conversion the Company shall instruct its transfer agent to issue stock certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been declared effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of Shares of Common Stock issuable upon such conversion, as applicable. In the event a registration is not declared effective after one year, all Conversion made by the Purchaser shall be available for resale under Rule 144. The Company shall take all steps necessary and bear all costs necessary to have said stock issued directly from transfer free-trading baring no restrictive legend within three (3) business days. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein.

(c) Conversion Rate. Purchaser is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 80% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional Shares or scrip representing fractions of Shares will be issued on conversion, but the number of Shares issuable shall be rounded up or down, as the case may be, to the nearest whole Share.


(d) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

(e) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a Share Purchaser of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Purchaser a new Debenture equal to the unconverted amount, if so requested in writing by Purchaser.

(f) Within three (3) business days after receipt of the documentation referred to above in Section 3.2(a), the Company shall deliver a certificate, in accordance with Section 3.2(c) for the number of Shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within three (3) business days after the Conversion Date, then in such event the Company shall pay to Purchaser one percent (1%) in cash, of the dollar value of the Debentures remaining, compounded daily, per each day after the third (3rd) business day following the Conversion Date that the Common Stock is not delivered to the Purchaser.

                The Company acknowledges that its failure to deliver the Common Stock within three (3) business days after the Conversion Date will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

              To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(f) is due to the unavailability of authorized but unissued Shares of Common Stock, the provisions of this Section 3.2(f) shall not apply but instead the provisions of Section 3.2(g) shall apply.

              The Company shall make any payments incurred under this Section 3.2(f) in immediately available funds within three (3) business days from the date the Common Stock is fully delivered. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Purchaser within three (3) business days after the Conversion Date.

(g) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of Shares) and have available all Common Stock necessary to meet conversion of the Debentures by all Purchasers of the entire amount of Debentures then outstanding. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued Shares of Common Stock (or alternative Shares of Common Stock as may be contributed by Stock Purchasers) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the Shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), may be deemed null and void upon written notice sent by the Purchaser to the Company. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Purchaser shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to all Purchasers of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of Shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Debentures that additional Shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, upon written notice sent by the Purchaser to the Company, which Conversion Default shall be payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the conversion rate set forth in Section 3.2(c) at any time after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory four (4) year conversion period.

     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued Shares of Common Stock to effect in full a conversion of the Debentures will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized Shares of Common Stock.

(h) If, by the third (3rd) business day after the Conversion Date of any portion of the Debentures to be converted (the "Delivery Date"), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Purchaser and after such Delivery Date, the Purchaser purchases, in an open market transaction or otherwise, Shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Purchaser (the "Sold Shares"), which delivery such Purchaser anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Purchaser, in addition to any other amounts due to Purchaser pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Purchaser's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Purchaser from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Purchaser in immediately available funds within five (5) business days of written demand by the Purchaser. By way of illustration and not in limitation of the foregoing, if the Purchaser purchases Shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to Shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Purchaser will be $1,000.

(i) Prospectus and Other Documents. The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the Shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

(j) Limitation on Issuance of Shares. If the Company's Common Stock becomes listed on the Nasdaq SmallCap Market after the issuance of the Debentures, the Company may be limited in the number of Shares of Common Stock it may issue by virtue of (X) the number of authorized Shares or (Y) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, (i) the Company will take all steps reasonably necessary to be in a position to issue Shares of Common Stock on conversion of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still cannot issue such Shares of Common Stock without violating the Cap Regulations, the Purchaser of a Debenture which cannot be converted as result of the Cap Regulations (each such Debenture, an "Unconverted Debenture") shall have the right to elect either of the following remedies:

     (x) if permitted by the Cap Regulations, require the Company to issue Shares of Common Stock in accordance with such Purchaser's Notice of Conversion at a conversion purchase price equal to the average of the closing bid price per Share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the Conversion Date; or

     (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to the sum of (i) one hundred thirty-three percent (133%) of the principal of an Unconverted Debenture, plus
(ii) any accrued but unpaid interest thereon through and including the date (the "Redemption Date") on which the Redemption Amount is paid to the Purchaser.

     A Purchaser of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Debentures shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Purchaser. The provisions of this section are not intended to limit the scope of the provisions otherwise included in the Debentures.

(k)     Reserved.

(l)     Legend.  Reserved

     (m) Prior to conversion of all the Debentures, if at any time the conversion of all the Debentures would result in an insufficient number of authorized Shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a Share Purchaser's meeting or have Share Purchaser action with written consent of the proper number of Share Purchasers within thirty (30) days of such event, or such greater period of time if statutorily required or reasonably necessary as regards standard brokerage house and/or SEC requirements and/or procedures, for the purpose of authorizing additional Shares of Common Stock to facilitate the conversions. In such an event management of the Company shall recommend to all Share Purchasers to vote their Shares in favor of increasing the authorized number of Shares of Common Stock. Management of the Company shall vote all of its Shares of Common Stock in favor of increasing the number of Shares of authorized Common Stock. Company represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Debentures as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 3.2(g). The Purchaser, at their option, may request the company to authorize and issue additional Shares if the Purchaser feels it is necessary for conversions in the future In the event the Company's Share Purchaser's meeting does not result in the necessary authorization, the Company shall redeem the outstanding Debentures for an amount equal to (x) the sum of the principal of the outstanding Debentures plus accrued interest thereon multiplied by (y) 133%.



Section 3.3 Fractional Shares. The Company shall not issue fractional Shares of Common Stock, or scrip representing fractions of such Shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole Share.

Section 3.4 Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Shares of Common Stock upon the conversion of this Debenture. However, the Purchaser shall pay any such tax which is due because the Shares are issued in a name other than its name.

Section 3.5 Company to Reserve Stock. The Company shall reserve the number of Shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement to permit the conversion of this Debenture. All Shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 3.6 Restrictions on Sale. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be sold pursuant to registration under or an exemption from the Act.

Section 3.7 Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the Purchasers of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a Purchaser of the number of Shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Section 3.8 Company Mandatory Redemption. The Company, at its sole option, shall have the right to exercise a "Mandatory Redemption" to redeem, in whole or in part, the outstanding amount of the Debenture, as follows: The Company must notify the Purchaser in writing, via facsimile transmission, that it is exercising its right of Mandatory Redemption. The Company shall not be entitled to exercise a Mandatory Redemption of any amount being converted once it receives a Notice of Conversion, unless it is for the balance remaining unconverted on the Debenture. In the event the Company exercises such right of Mandatory Redemption the Company shall pay the Purchaser in U.S. currency 130% of that portion of the Debenture being redeemed, plus accrued but unpaid interest and liquidated damages, if any. The redemption amount shall be paid to the Purchaser within five (5) calendar days of the date the Purchaser receives written notice from the Company of the Mandatory Redemption notice and if not paid in such time the Company shall not be entitled to any further Mandatory Redemption. The Purchaser at its sole option retains the right to decline any Mandatory Redemption from the company.

Article  4          Mergers
     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article  5        Reports
     The Company will mail to the Purchaser hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its Share Purchasers generally at the time such report or statement is sent to Share Purchasers.

Article  6          Defaults  and  Remedies

Section 6.1 Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture by conversion into Common Stock within ten (10) business days of the Maturity Date, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of three (3) business days thereafter,
(c) any of the Company's representations or warranties contained in the Subscription Agreement or this Debenture were false when made or the Company fails to comply with any of its other agreements in the Subscription Agreement or this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days, (e) the Company's Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive trading days. As used in this Section 7.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the Purchasers of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within thirty (30) business days after the receipt of such notice, unless the Company commences to cure such default within such period, which must specify the default, demand that it be remedied and state that it is a "Notice of Default". Prior to the expiration of the time for curing a default as set forth in the preceding sentence, the Purchasers of a majority in aggregate principal amount of the Debentures at the time outstanding (exclusive of Debentures then owned by the Company or any subsidiary or affiliate) may, on behalf of the Purchasers of all of the Debentures, waive any past Event of Default hereunder (or any past event which, with the lapse of time or notice and lapse of time designated in subsection (a), would constitute an Event of Default hereunder) and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. In the case of any such waiver, such default or Event of Default shall be deemed to have been cured for every purpose of this Debenture and the Company and the Purchasers of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.2 Acceleration. If an Event of Default occurs and is continuing, the Purchaser hereof by notice to the Company may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal  amount  shall  be  due  and  payable  immediately.

Section 6.3 Seniority, No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation  or  dissolution  or  otherwise.

Article  7          Registered  Debentures

Section 7.1 Record Ownership. The Company, or its attorney, shall maintain a register of the Purchasers of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to them. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Purchaser of this Debenture in the Register as the sole owner of this Debenture. The
Purchaser of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

Section 7.2 Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the
Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Purchaser of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Purchaser so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Purchaser has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Purchaser setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.
Article  8          Notice.

     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If  to  the  Company:

Xtreme  Companies,  Inc.
11782  Western  Avenue,  Unit  18
Stanton,  CA  90680
Telephone:  714-895-0944
Facsimile:  714-895-7139


If  to  the  Purchaser:

     At  the  address  listed  in  the  Questionnaire.

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article  9          Time
     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article  10          No  Assignment
     This  Debenture  shall  not  be  assignable.

Article  11          Rules  of  Construction.
     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Purchaser of this Debenture.

Article  12          Governing  Law
     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

Article  13          Litigation

DISPUTES  SUBJECT  TO  ARBITRATION  GOVERNED  BY  MASSACHUSETTS  LAW
--------------------------------------------------------------------

     All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.


     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

     XTREME  COMPANIES,  INC.

By         /s/ Kevin Ryan
Name:       Kevin  Ryan
Title:       President

     EFUND  SMALL-CAP  FUND,  L.P.


By:   /s/ Barrett Evans
Name:  Barrett  Evans
Title:  Managing  Partner







                                    Exhibit A

                              NOTICE OF CONVERSION
                              --------------------

     (To be Executed by the Registered Owner in order to Convert Debenture)

     The undersigned hereby irrevocably elects, as of ________________, to convert $________________ of its convertible debenture (the "Debenture") into Common Stock of Xtreme Companies, Inc. (the "Company") according to the conditions set forth in the Debenture issued by the Company.

Date  of  Conversion________________________________________________


Applicable  Conversion  Price________________________________________


Number  of  Debentures  Issuable  upon  this  Conversion_______________________


Name(Print)___________EFUND  SMALL-CAP  FUND,  LP  _________________
                      ---------------------------

Address______________301 East Ocean Blvd., Suite 640____________________________
                     -------------------------------


Phone_____562-983-0660____________  Fax________562-983-0662___________
          ------------------------             ------------





                    By:_______________________________________